Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated July 15, 2008 accompanying the consolidated financial statements included in the Annual Report of Halifax Corporation of Virginia on Form 10-K for the year ended March 31, 2008. We hereby consent to the incorporation by reference of said report in the Registration Statement of Halifax Corporation of Virginia on Form S-8 (File No. 333-41995, effective December 11, 1997) and Form S-3 (File No. 333-132901, effective August 14, 2006).

/s/ Reznick Group, PC
Vienna, Virginia
July 15, 2008